Exhibit 99.1
10x Genomics Reports Second Quarter 2022 Financial Results

PLEASANTON, Calif. August 8, 2022 – 10x Genomics, Inc. (Nasdaq: TXG) today reported financial results for the second quarter ended June 30, 2022.
Recent Highlights
•Revenue was $114.6 million for the second quarter, representing a 1% decrease over the corresponding period of 2021.
•Announced the breakthrough capability of single-cell analysis on FFPE samples with its recently launched Fixed RNA Profiling Kit.
•Began shipping Visium CytAssist, the company's first spatial instrument.
•Announced the hiring of Jim Wilbur, Ph.D., as Chief Commercial Officer.
"Our results this quarter fell short of our expectations as we navigated some macro headwinds, particularly outside of the United States," said Serge Saxonov, Co-founder and CEO of 10x Genomics. "Our topline growth this year will be slower than our previous expectations, but we firmly believe the underlying opportunity for our single cell and spatial technologies is as strong as ever. We are driving our innovation engine and building on our broad commercial reach so we can deliver on the full potential of this tremendous opportunity."
Second Quarter 2022 Financial Results
Revenue was $114.6 million for the second quarter of 2022, a 1% decrease from $115.8 million for the corresponding prior year period. This decrease was primarily driven by decreased demand due to lockdowns in China, delayed customer reorders in Europe resulting from a logistics cold-chain issue, execution challenges and unfavorable foreign exchange headwinds.
Gross margin was 76% for the second quarter of 2022, as compared to 96% for the corresponding prior year period. The decrease in gross margin was primarily due to a one-time reversal of $14.7 million of accrued royalties in the second quarter of 2021, and higher manufacturing costs, higher royalty expenses, higher inventory charges and higher warranty costs.
Operating expenses were $150.0 million for the second quarter of 2022, a 24% increase from $121.3 million for the corresponding prior year period. This increase was driven by higher personnel expenses, including stock-based compensation, increased costs for facilities and information technology to support operational expansion, and increased marketing expenses, partially offset by a decrease in outside legal expenses.
Operating loss was $63.1 million for the second quarter of 2022, as compared to $10.3 million for the corresponding prior year period. Operating loss includes $36.3 million of stock-based compensation for the second quarter of 2022, as compared to $26.9 million for the corresponding prior year period.
Net loss was $64.5 million for the second quarter of 2022, as compared to a net loss of $11.1 million for the corresponding prior year period.
Cash and cash equivalents and marketable securities were $499.7 million as of June 30, 2022.
2022 Financial Guidance
10x Genomics is updating its outlook for the full year 2022. The company now expects revenue to be in the range of $500 million to $520 million, representing 2% to 6% growth over full year 2021.

Webcast and Conference Call Information
10x Genomics will host a conference call to discuss the second quarter 2022 financial results, business developments and outlook after market close on Monday, August 8, 2022 at 1:30 PM Pacific Time / 4:30 PM Eastern Time. A webcast of the conference call can be accessed at http://investors.10xgenomics.com. The webcast will be archived and available for replay at least 45 days after the event.
About 10x Genomics
10x Genomics is a life science technology company building products to interrogate, understand and master biology to advance human health. Our integrated solutions include instruments, consumables and software for analyzing biological systems at a resolution and scale that matches the complexity of biology. 10x Genomics products have been adopted by researchers around the world including in all of the top 100 global research institutions as ranked by Nature in 2021 based on publications and all of the top 20 global pharmaceutical companies by 2021 research and development spend and have been cited in over 3,800 research papers on discoveries ranging from oncology to immunology and neuroscience. Our patent portfolio comprises more than 1,500 issued patents and patent applications.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “might," "will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or variations of them or similar terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include statements regarding 10x Genomics, Inc.’s expectations regarding our business operations, financial performance and results of operations, including our expectations regarding revenue and guidance, as well as our ability to meet our anticipated cash needs for the foreseeable future. These statements are based on management’s current expectations, forecasts, beliefs, assumptions and information currently available to management, and actual outcomes and results could differ materially from these statements due to a number of factors. The material risks and uncertainties that could affect 10x Genomics, Inc.’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents 10x Genomics, Inc. files with the Securities and Exchange Commission from time to time.
Although 10x Genomics, Inc. believes that the expectations reflected in the forward-looking statements are reasonable, it cannot provide any assurance that these expectations will prove to be correct nor can it guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. These forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments 10x Genomics may make. Further, as the COVID-19 pandemic is continuously evolving, such forward-looking statements may not accurately or fully reflect the potential impact that the COVID-19 pandemic may have on the business, financial condition, results of operations and cash flows of 10x Genomics, Inc. The forward-looking statements in this press release are based on information available to 10x Genomics, Inc. as of the date hereof, and 10x Genomics, Inc. disclaims any obligation to update any forward-looking statements provided to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing 10x Genomics, Inc.’s views as of any date subsequent to the date of this press release.
Disclosure Information
10x Genomics uses filings with the Securities and Exchange Commission, our website (www.10xgenomics.com), press releases, public conference calls, public webcasts and our social media accounts as means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD.
Contacts
Investors: investors@10xgenomics.com
Media: media@10xgenomics.com

10x Genomics, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$114,609	$115,842	$229,105	$221,663
Cost of revenue (1)	27,704	4,915	53,182	21,975
Gross profit	86,905	110,927	175,923	199,688
Operating expenses:
Research and development (1)	70,685	53,402	134,763	95,285
Selling, general and administrative (1)	79,337	68,703	146,012	125,607
Accrued contingent liabilities	—	(850)	—	(660)
Total operating expenses	150,022	121,255	280,775	220,232
Loss from operations	(63,117)	(10,328)	(104,852)	(20,544)
Other income (expense):
Interest income	1,238	58	1,807	108
Interest expense	(109)	(209)	(237)	(430)
Other (expense) income, net	(1,843)	521	(2,243)	(208)
Total other (expense) income	(714)	370	(673)	(530)
Loss before provision for income taxes	(63,831)	(9,958)	(105,525)	(21,074)
Provision for income taxes	627	1,094	1,346	1,529
Net loss	$(64,458)	$(11,052)	$(106,871)	$(22,603)

Net loss per share, basic and diluted	$(0.57)	$(0.10)	$(0.94)	$(0.21)
Weighted-average shares of common stock used in computing net loss per share, basic and diluted	113,574,757	109,866,294	113,272,158	109,293,342
(1)Includes stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021
Cost of revenue	$1,453	$841	$2,467	$1,305
Research and development	15,579	12,140	26,870	18,936
Selling, general and administrative	19,281	13,951	33,023	22,867
Total stock-based compensation expense	$36,313	$26,932	$62,360	$43,108

10x Genomics, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$274,187	$587,447
Marketable securities	225,546	—
Restricted cash	508	1,028
Accounts receivable, net	76,204	85,254
Inventory	70,646	59,966
Prepaid expenses and other current assets	19,141	13,896
Total current assets	666,232	747,591
Property and equipment, net	223,001	169,492
Restricted cash	7,095	7,598
Operating lease right-of-use assets	73,425	60,918
Goodwill	4,511	4,511
Intangible assets, net	24,128	25,397
Other noncurrent assets	3,199	3,319
Total assets	$1,001,591	$1,018,826
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$26,731	$17,351
Accrued compensation and related benefits	23,505	31,626
Accrued expenses and other current liabilities	53,222	50,909
Deferred revenue	6,473	5,340
Operating lease liabilities	7,977	5,131
Total current liabilities	117,908	110,357
Accrued license fee, noncurrent	—	5,814
Operating lease liabilities, noncurrent	91,040	76,847
Other noncurrent liabilities	9,127	8,240
Total liabilities	218,075	201,258
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	1,757,671	1,680,865
Accumulated deficit	(970,192)	(863,321)
Accumulated other comprehensive income (loss)	(3,965)	22
Total stockholders’ equity	783,516	817,568
Total liabilities and stockholders’ equity	$1,001,591	$1,018,826
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